Exhibit 23.1





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


	As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 related to the issuance of additional shares of United HealthCare Common Stock pursuant to the United HealthCare Corporation Amended and Restated 1991 Stock and Incentive Plan, as amended through March 11, 1996, of our report dated February
29, 1996 included in United HealthCare Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.



                       					/s/ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
June 21, 1996